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                                                                    Exhibit 10.9

                                  divine, inc.

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into on April 16, 2001 (the "Effective Date"), between divine, inc., a Delaware corporation (the "Company"), and Paul Humenansky ("Executive").

     WHEREAS, the Company wishes to employ Executive and Executive desires to be employed by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.   Employment of Executive.
     -----------------------

     As of the Effective Date, the Company hereby engages and employs Executive in an executive capacity as President and Chief Operating Officer and Executive hereby accepts such employment and agrees to act as an employee of the Company in accordance with the terms of employment hereinafter specified ("Executive Employment").

2.   Term of Executive Employment.
     ----------------------------

     The period of Executive Employment shall begin on the Effective Date and continue until terminated as hereinafter provided (the "Employment Period").

3.   Duties:
     ------

     (a) Executive shall be employed by Company as President and Chief Operating Officer. In such capacity, Executive shall have supervision and control over, and responsibility for, the day-to-day active management of the business of the Company, under the general supervision of the Chief Executive Officer, and shall have such other powers and duties as the Chief Executive Officer and/or the Board of Directors of the Company may from time to time prescribe; provided that, such powers and duties are consistent with the Executive's then present duties and with his position as the Company's senior executive officer in charge of the day-to-day active management of the business of the Company.

     (b) Nothing contained herein shall be construed so as to prohibit Executive from performing such other or additional duties or responsibilities, and exercising such other or additional authority in furtherance of the goals of the Company, as the Executive and the Chief Executive Officer of the Company shall from time to time agree upon.

     (c) Executive shall devote his full business time and attention as is necessary to appropriately and efficiently discharge his duties and responsibilities as herein set forth. If

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Executive so discharges his duties he may engage in other business and civic activities, in addition to those relating to the Company's business, if such activities are not otherwise prohibited by the terms of this Agreement. The Executive may also serve as a director of for-profit or philanthropic organizations provided such activities do not materially interfere or conflict with Executive's duties to the Company and its affiliates.

     (d) During Executive's employment hereunder, Executive shall not be required to relocate his principal residence identified in Exhibit A (which Exhibit A may be modified by Executive upon notice to Company) as a result of the Company moving its principal executive offices or the Executive's office to an address greater than twenty (20) miles away from the Company's principal executive offices (or the Executive's office) at the Effective Date and shall not be required to perform services which could make the continuance of Executive's principal residence in such location unreasonably difficult or inconvenient for Executive except to the extent that the performance of such services (and travel) is commensurate with Executive's duties specified hereunder.

4.   Executive Salary and Compensation:
     ---------------------------------

     (a) Base Salary. During the Employment Period, the Company shall pay or cause to be paid to Executive a base salary ("Base Salary") payable to Executive on a periodic basis in accordance with the Company's then current executive salary payment practice; provided, however, that the installments may not be made less frequently than on a monthly basis. Executive's Base Salary shall be $400,000 per year or such larger amount as may be agreed upon by the Executive and the Compensation Committee of the Company's Board of Directors (the "Committee").

Such Base Salary shall be subject to periodic review (and may be increased), but shall not be reduced at any time without the prior written consent of Executive.

     (b) Incentive Compensation. Executive shall be entitled to receive an annual bonus as determined by the Committee for each fiscal year of the Company during the Employment Period ("Incentive Compensation"). The Incentive Compensation for each fiscal year shall be determined in accordance with a plan established by the Committee, provided that if Executive meets the criteria set forth in the plan or such other criteria as my be established or agreed to by the Committee, such annual bonus shall be not less than $350,000. In the event the aggregate amount which is payable to Executive as compensation for any one calendar year shall exceed $1,000,000 then amounts payable under this Section 4(b) in excess of the amount deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision) shall be determined by a formula to be established by the Committee. It is the intention of the parties hereto, that in connection with establishing Incentive Compensation, the Committee will not act arbitrarily and will establish and modify the formula for incentive compensation in good faith in light of the Company's and the Executive's performance. Incentive Compensation opportunities shall be established in light of all incentive programs established by the Company. Executive shall also participate in such other equity incentive programs as are established by the Company generally for the benefit of its employees or executives, and such participation shall be on terms provided for in the plan. In the event of a

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Change in Control (as hereinafter defined) at any time during the Employment
Period, Incentive Compensation for periods following such Change in Control shall be calculated based on terms that are no less favorable to Executive than those applicable hereunder prior to such Change in Control.

     (c) Withholding of Certain Taxes. All compensation referred to in Section 4(a) and 4(b) of this Agreement shall be stated in terms of gross amount, it being understood that the Company will be required to withhold from such gross amount deductions for federal, state and local income taxes (if any), F.I.C.A., unemployment compensation taxes and the like.

     (d) Fringe Benefits. During the Employment Period, the Company shall provide the following fringe benefits (hereinafter collectively "Fringe Benefits") to Executive: (i) Medical and Dental Insurance. The Company shall provide Executive and Executive's immediate family, including spouse and children, if any, at the Company's expense, with comprehensive medical and dental insurance coverage in accordance with the Company's regular healthcare plans for employees and any additional benefits provided under plans to executive officers; (ii) Life Insurance. The Company shall provide Executive, at the Company's expense, (a) a term or whole life policy or policies of insurance insuring the life of Executive for the benefit of person(s) designated from time to time by Executive in an amount not less than that provided to Executive for calendar year 2000, which shall be a whole life policy if requested by Executive and in such case shall be assigned to Executive, together with any cash value thereof, at Executive's request upon the termination of Executive's employment with the Company for any reason, and (b) a split dollar life insurance policy or policies insuring the life of Executive for the benefit of the person(s) designated from time to time by Executive in an amount not less than that provided to Executive for calendar year 2000, the premiums therefor to be reimbursed to the Company upon death or termination of employment and transfer of the policy to Executive as more particularly described in such policy or policies (or related split-dollar agreement). Such insurance amounts shall be subject to review from time to time and shall not be reduced without the prior written consent of Executive; (iii) Disability Insurance. The Company shall provide Executive, at the Company's expense, with comprehensive short and long term disability insurance in an amount which the Company determines is reasonably commensurate with Executive's compensation contemplated hereunder, including, without limitation, Executive's base salary, incentive compensation, Fringe Benefits and the like, but assuming for this purpose an annual Compensation of no less than $750,000. Such insurance amounts shall be subject to review from time to time and shall not be reduced without the prior written consent of Executive; (iv) Clubs: Professional Organizations. The Company shall pay the annual dues and assessments for the Executive's membership in a reasonable number of clubs, associations and professional organizations (collectively, "Clubs"); (v) Automobile. The Company shall provide Executive with the use of a Company car of his choice and shall reimburse Executive for all related expenses, including insurance coverage related thereto; (vi) Administrative Assistance. The Company shall, at the Company's expense, maintain Executive's office at the Company's headquarters and provide Executive with an administrative assistant of his choice and such other clerical assistance as required by Executive. Executive's administrative assistant shall be entitled to salary and other benefits no less favorable than those provided as of the Effective Date (unless a reduction is agreed to by Executive).

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5.   Expenses.
     --------

     The Company shall pay or reimburse Executive in accordance with the Company's policy for all expenses reasonably incurred by Executive during the period of Executive's employment in connection with the performance of Executive's duties under this Agreement, including, without limitation, travel, entertainment and automobile expenses. As the Company may reasonably request, Executive shall provide to the Company documentation or supporting information relating to the expenses for which Executive seeks reimbursement.

6.   Severance.
     ---------

     For purposes of Sections 7, 8 and 9 the amount of annual Incentive Compensation and Base Salary which is payable as severance shall be equal to (i) the greatest amount of Incentive Compensation and Base Salary, respectively, paid to Executive during any period of 12 consecutive calendar months during the period of 36 consecutive calendar months immediately preceding termination of Executive's employment with the Company, plus (ii) an additional 30% of this amount in lieu of providing Fringe Benefits after termination (the "Severance Pay"). If Executive has not received Base Salary for the full 12 month period preceding the Termination of his employment, then his Base Salary will be annualized based upon the period he has received Base Salary.

7.   Termination of Executive Employment by the Company.
     --------------------------------------------------

     The Company shall have the option to terminate Executive's employment with or without cause, for any reason whatsoever, by providing written Notice of Termination (as hereinafter defined) to Executive, and such termination shall be effective 10 days after the giving of said written notice; provided, however, but subject in all events to Section 9 hereof, (i) if Executive is terminated for any reason other than death, Disability (as hereinafter defined) or Good Cause, then the Company shall pay to Executive, as severance compensation, a lump sum payment equal to the present value of the product of (x) the Severance Pay, multiplied by (y) three, calculated as if this amount was to be paid out in equal monthly installments over a period of thirty-six months, and using a discount rate equal to the prime rate of interest announced by the Company's principal bank, or if it has no such bank, published in the Wall Street Journal, on the date of termination, and (ii) if Executive is terminated for Good Cause, the Company shall pay to Executive all such compensation owing through the date of termination.

     For purposes of this Section 7, Notice of Termination shall mean delivery to Executive of a copy of a resolution terminating the employment of Executive duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board of Directors (after reasonable notice of at least seven days has been delivered to Executive and reasonable opportunity has been provided for Executive, together with Executive's counsel, to be heard before the Board of Directors prior to such vote). For purposes of this Agreement, the termination of the Executive's employment hereunder shall be deemed to have been for Good Cause only if the termination of the Executive's employment shall have been the result of (a) an act or acts of dishonesty by Executive which the Board of Directors reasonably believes constitute a felony which result directly or indirectly in gain to or personal

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enrichment of the Executive at the Company's expense, or (b) an act or acts by
Executive which the Board of Directors reasonably believes constitute a felony and as a result of which the continued employment of executive by the Company will have an adverse effect on the Company's business.

8.   Termination of Executive Employment by Executive.
     ------------------------------------------------

The Executive may terminate the Executive's employment by the Company at any time, and in such event, unless prior to giving his notice Executive shall have received a Notice of Termination for Good Cause the Company shall pay to Executive the salary due through the date of termination, provided that if Executive terminates due to a Constructive Termination (as hereinafter defined), Executive shall be paid the amount calculated in accordance with Section 7(i), subject in all events to Section 9 hereof.

     "Constructive Termination" for purposes of this Agreement means:

     (a) a material breach by the Company of the terms and conditions of this Agreement which if capable of being cured has not been cured within ten (10) days after Executive has delivered to the Board a written notice specifying in reasonable detail the facts and circumstances that constitute such breach; or

     (b) the assignment to Executive of duties materially inconsistent with his status as an President and Chief Operating Officer of the Company or a material adverse diminution in the nature or status of his duties and powers and his responsibilities in connection with such duties and powers as set forth in
Section 3(a) hereof.

9.   Change in Control.
     -----------------

     (a) For purposes hereof a "Section 9 Termination" shall have occurred if Executive's employment is terminated either (i) by Executive for any reason by duly notifying the Company of such termination prior to receiving from the Company a Notice of Termination for Good Cause, if any, or (ii) by the Company other than for Good Cause, at any time during the period beginning on the 120th day preceding the occurrence of a Change in Control (hereinafter defined) of the Company and ending on the second anniversary following the occurrence of a Change in Control of the Company. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred on the first of any of the following dates:

     (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (1), the

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     following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (3) of this Section 9(a);

     (2) Within any period of 24 consecutive months, individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (3) Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following, such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
     (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding

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     voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of clauses (A), (B) and (C) of Subsection (3) of this Section 9(a), assuming for this purpose that such liquidation or dissolution was a Business Combination.

     (b) If a Section 9 Termination occurs, then notwithstanding the provisions of Section 7 and 8 hereof, the Company shall continue to pay to Executive, as severance compensation, a lump sum payment equal to the present value of the product of (x) the Severance Pay, multiplied by (y) three, calculated as if this amount was to be paid out in equal monthly installments over a period of thirty-six months, and using a discount rate equal to the prime rate of interest announced by the Company's principal bank, or if it has no such bank, published in the Wall Street Journal, on the date of termination.

10.  Death or Disability of the Executive.
     ------------------------------------

     Executive's employment shall automatically terminate upon the death of the Executive and, at the option of the Company as determined by the Board of Directors, upon the Disability (as hereinafter defined) of Executive. "Disability," as used herein, shall be deemed to have occurred whenever the Board determines that, in its judgment, Executive has suffered physical or mental illness, injury or infirmity of such a nature, degree or effect as to render Executive, for a significant period of time, substantially unable to perform his duties as delineated in Section 3 hereof. At termination at death or Disability, the Company shall pay to Executive or his estate all compensation due and owing through the date of termination.

11.  Gross Up for Excise Tax Liability.
     ---------------------------------

     If it shall be determined that any payment or benefit received or to be received by Executive under this Agreement or any other plan, arrangement or agreement of the Company or any person whose actions result in a Change in Control of the Company or any affiliate thereof (all such payments and benefits a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) (the "Excise Tax"), then the Company shall make to Executive an additional payment (a "Gross-Up Payment") in an amount necessary to reimburse Executive, on an after-tax basis, for the Excise Tax and for any federal, state and local income tax and excise tax (including any interest and penalties imposed with respect to such taxes) that may be imposed by reason of the Payment, such that, after the payment of such Excise Tax, federal, state and local income tax and excise tax (and any interest and penalties relating thereto), Executive shall retain an amount equal to, the amount Executive would have

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obtained had the Excise Tax not applied. For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal, state and local income taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. All determinations required to be made under this Section 11, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment shall be made by the accounting firm regularly retained by the Company immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the request for such determination. Such request may be made by either party hereto. The Company shall pay the fees and expenses of the Accounting Firm in connection with any determinations hereunder. The Gross-Up Payment shall be paid by the Company within 10 days of the Accounting Firm's determination of the amount thereof. If no determination is made by the Accounting Firm, Executive may select a nationally known accounting firm to determine the amount of the Gross-Up Payment hereunder, which Gross-Up Payment shall be paid by the Company within 10 days of such accounting firm's determination of such amount.

12.  Non-Compete.
     -----------

     Executive hereby agrees that for a period of six months after the date of termination of this Agreement for any reason other than expiration of the term Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director or co-partner or in any other individual or representative capacity, own, operate, manage, control, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity) or otherwise assist any entity that is in direct competition with the Company on the date of such termination (each, a "Competitor"); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of a Competitor, but only if Executive is not involved in the business of such Competitor and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of five (5%) percent of the stock of such Competitor.

13.  Mitigation of Amounts Payable Under Sections 7, 8, 9 and 11.
     -----------------------------------------------------------

     Executive shall not be required to mitigate the amount of any payment provided for pursuant to Sections 7, 8, 9 and 11 of this Agreement by seeking other employment or otherwise, and, further, any payment or benefit to be provided to Executive pursuant to this Agreement shall not be reduced by any compensation or other amount earned or collected by Executive at any time before or after the termination of Executive Employment hereunder.

14.  Miscellaneous.
     -------------

     Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person to the following addresses:

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(i)  if to the Company, to:
     divine, inc.
     3333 Warrenville Road, Suite 800
     Lisle, IL 60532
     Attn: General Counsel

(ii) If to Executive to:

     The Address Set forth on Exhibit A-Executive's Principal Address

     Any party may change its address for notice hereunder by notice to the other party hereto in accordance with this Section 14.

     (b) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such state.

     (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. Any successor shall automatically succeed to the obligations of the Company under this Agreement, including the obligations set forth in Sections 7, 8, 9 and 11 of this Agreement; provided that the Company shall remain liable under this Agreement in such event.

     (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (e) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     (f) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     (g) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.


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     (h)  Arbitration.
          -----------

     (1) Employee and Company agree that any legal or equitable claim or controversy arising out of or relating to Employee's employment shall be subject to and settled by binding arbitration in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect, or such other rules as the parties agree upon. The arbitration shall be conducted in Chicago, Illinois, or such other city as the parties agree upon, and the arbitral tribunal shall consist of a single arbitrator. Without limiting the generality of the foregoing sentence, the claims to which this provision shall apply include, but are not limited to: (i) any claims arising out of or related to this Employment Agreement or breach thereof; (ii) any claims arising under any federal, state, or local statute or the common law of any state, regarding compensation or employee benefits, or discrimination, retaliation, harassment, or denial of equal employment opportunity based on sex, race, color, religion, national origin, disability, age, marital status, or any other category protected by law; (iii) any claims arising under the common law of the United States or any state relating to Employee's employment with Company, including without limitation claims alleging breach of contract, negligence, defamation, public policy tort, infliction of emotional distress, fraud, or misrepresentation; or (iv) any civil claims that Company may have against Employee relating to Employee's employment with Company. This provision shall not apply to: (1) any claim by Employee for workers' compensation benefits or unemployment compensation benefits; or (2) any claim by Company for injunctive or equitable relief, including without limitation claims related to unauthorized disclosure of confidential information, trade secrets, intellectual property, or unfair competition. Employee and Company expressly waive any right to resolve any dispute covered by this provision by filing suit in court for trial by a judge or jury.

     (2) Employee or Company shall invoke arbitration by delivering a written demand for arbitration to the other party within the applicable statute of limitations which governs the asserted claim. The costs of arbitration, including the fees and expenses of the arbitrators, shall be paid by the Company, or if the Company desires as determined by the arbitrator. All aspects of the arbitration process, including discovery, the hearing, and the record of the proceeding, are confidential and shall not be open or disclosed to any third party or the public. Any party to a decision rendered in such arbitration proceeding may seek an order enforcing such decision by any court having jurisdiction.

     (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or Company.

     (j) Legal Expenses. The Executive shall be entitled to recover any expenses for attorneys' fees and disbursements incurred by him in connection with enforcing his rights under this Agreement; provided, however, that in the event of a dispute relating hereto following a Change in Control, the Company shall advance the attorneys' fees and disbursements incurred by the Executive in connection with enforcing his rights under this Agreement.

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         IN WITNESS WHEREOF, the Company and Executive have signed this
Agreement as of the day and year first above written.

THE COMPANY:                                       EXECUTIVE:

DIVINE, INC.


By:  /s/ Jude Sullivan                             /s/ Paul Humenansky
     -----------------------                       -------------------------
     Jude Sullivan                                 Paul Humenansky

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                                    EXHIBIT A